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                                                                   EXHIBIT 10(g)


                                  WD-40 COMPANY

                                      1999

                   NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN


                  This Non-Employee Director Restricted Stock Plan (the "Plan") is adopted this 5th day of February, 1999 by the Board of Directors of WD-40 COMPANY, a California corporation, (the "Company").

                  1.       ESTABLISHMENT AND PURPOSE

                           The purpose of the Plan is to authorize the issuance
of shares of the Company's common stock to Directors who are not full time employees of the Company. The Board of Directors has determined that it will be in the best interest of the Company and its shareholders for all Directors to maintain a minimum level of share ownership.

                  2.       AMOUNT OF STOCK

                           The total number of shares of the Company's common
stock that may be issued pursuant to the Plan shall not exceed 25,000 shares during any one calendar year. In the event that there are not a sufficient number of authorized but unissued shares available pursuant to the Company's Articles of Incorporation to cover the number shares called for by this Plan for any year as well as for any outstanding stock option plan or other plan authorizing the future issuance of a specific number of shares, this Plan shall be suspended until a sufficient number of shares are duly authorized.

                  3.       ADMINISTRATION

                           The Plan shall be administered by the Board of
Directors. Subject to the express terms and conditions of the Plan, the Board of Directors shall have full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in the sole discretion of the Board of Directors, for its administration.


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                  4.       ISSUANCE OF RESTRICTED SHARES

                           (a) ISSUANCE OF SHARES. On or about the 1st day of
March of each calendar year, the Company shall, in lieu of the payment of $5,000 of annual Director compensation, issue 250 restricted shares of the Company's common stock to each non-employee director who does not then own shares having an aggregate fair market value of at least $50,000. Any non-employee director who owns shares having an aggregate fair market value of $50,000 or more may elect, by written letter delivered to the President on or before December 31st of the preceding year, to receive shares in lieu of $5,000 of annual compensation as a Director. Share ownership for purposes of the Plan shall include all shares in which the director has a direct or indirect pecuniary interest as defined under regulations promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, but pecuniary interest shall not be established by attribution to family member ownership interests.

                           (b) RESTRICTED SHARES. All shares issued pursuant to
the Plan shall be restricted for a period of five years or until such Director's retirement from the Board of Directors following his or her 65th birthday, or such Director's earlier death or disability. During such period of restriction the shares may not be sold or disposed of and they shall be subject to forfeiture and cancellation by the Company in the event such Director resigns or otherwise fails to continue to serve on the Board of Directors for any reason other than as a result of death or disability or following his or her 65th birthday.

                           (c)  ADJUSTMENTS.

                                    (i) Provided that the total number of shares
to be issued each year does not exceed the limitation set forth in Paragraph 2 above, the number of shares to be issued pursuant to this Plan to each Director may be adjusted by a resolution adopted by the Board of Directors prior to the first day of the calendar year to account for an increase or decrease in the trading range for the Company's common stock of twenty percent (20%) or more over the prior year, or other factors deemed relevant.

                                    (ii) In the event of an increase or decrease
in the number of outstanding shares of common stock of the Company through stock dividend or stock split, an appropriate adjustment shall be made in


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the number of shares to be issued to enable Directors to receive the same proportionate stockholdings as would have been issued pursuant to the Plan prior to such stock dividend or stock split.

                                    (iii) In the event the Company proposes to
merge or consolidate with another corporation or to sell or dispose of its assets and business or to dissolve, the restrictions upon resale shall be removed as of the closing or expiration of such transaction so that the shares may be tendered for acceptance of any cash or exchange offer made in connection with such transaction.

                  5.       SHARE CERTIFICATE ENDORSEMENTS

                           Each share certificate representing shares issued
pursuant to the Plan shall bear the following restrictive endorsements which may be removed at such time as the restrictions provided by the Plan have expired and provided that counsel for the Company has issued an opinion that the shares may be transferred free of restrictions imposed by the Securities Act of 1933 or the securities laws of any state or any other law regulating the issuance of securities:

                  (i) "The shares represented by this certificate are subject to transfer restrictions in accordance with the terms of a Non-Employee Director Restricted Stock Plan dated 5th of February, 1999, a copy of which may be obtained without charge by written request delivered to the Corporation."

                  (ii) "The shares represented by this certificate have not be registered under the Securities Act of 1933 or any applicable state securities acts and cannot be transferred without an opinion of counsel satisfactory to the Corporation's legal counsel that such transfer will not violate any such securities laws."

                  6.       TAX REPORTING AND WITHHOLDING

                           The Company shall comply with all reporting and
withholding requirements applicable to the compensatory issuance of shares to non-employee Directors under the Internal Revenue Code and regulations thereunder.


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                  7.       SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN

                           The Board of Directors may at any time amend, suspend
or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 31, 2009. No shares may be issued during such suspension or after such termination. The termination of the Plan shall not, without the consent of a Director holding restricted shares issued pursuant to the Plan, alter or impair any rights or obligations theretofore granted or imposed by the Plan.

                  8.       DELIVERY OF SHARES SUBJECT TO DELAYS

                           The issuance and delivery of shares under the Plan
shall be subject to and in compliance with the laws of any state or other governmental authority applicable thereto, the Board of Directors being hereby authorized to cause to be prepared, filed and presented on the Company's behalf to any governmental official, agency or tribunal all such applications or other instruments or papers and to maintain any and all proceedings as shall be required to cause the issuance to the Company of a permit or other authorization to issue or deliver any such shares. Neither the Company nor any officer, director or employee shall be liable for any delay in issuance or delivery of any shares pending the filing of any such application, instrument or papers or the grant of a permit or other authorization to enable such issuance or delivery to be made.

                  IN WITNESS WHEREOF, the Plan is adopted this 5th day of February, 1999


                                                WD-40 COMPANY


                                                By
                                                  ------------------------------
                                                  Garry O. Ridge, President


Attest:



Harlan F. Harmsen, Secretary


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                                                                   EXHIBIT 10(g)

                           AMENDMENT TO WD-40 COMPANY
                1999 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN


         This Amendment to WD-40 Company 1999 Non-Employee Director Restricted Stock Plan (the "Plan") is made and executed effective June 27, 2000, by the Board of Directors of WD-40 Company, a Delaware Corporation (the "Company").

                                 R E C I T A L S

         A. On March 28, 2000, at its regular quarterly meeting of the Board of Directors the Board unanimously authorized an increase in the number of shares to be issued in lieu of $5,000 of annual director compensation from 250 shares to 350 shares.

         B. At its regular quarterly meeting held on June 27, 2000, the Board of Directors unanimously approved a further amendment to the Plan to permit each Director to elect, at such Director's option, to receive 1,000 shares of the restricted Company stock in lieu of a full year's compensation.

         C. In order to carry out the foregoing, the Plan is hereby amended as follows:

                  1. Paragraph 4(a) is hereby amended to read, in its entirety, as follows:

                  "(a) ISSUANCE OF SHARES. On or about the first day of March of each calendar year, the Company shall, in lieu of the payment of $5,000 of annual Director compensation, issue 350 restricted shares of the Company's common stock to each non-employee Director who does not then own shares having an aggregate fair market value of at least $50,000.00. Any non-employee Director who owns shares having an aggregate fair market value of $50,000 or more, may elect, by written letter delivered to the President on or before December 31 of the preceding year, to receive shares in lieu of $5,000 of annual compensation as a Director. In addition,


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                  any such Director may elect, at such time, to accept 1,000 shares of the Company stock in lieu of such Director's entire compensation, excluding only such compensation as may be payable for attendance at or chairing of committee meetings. Share ownership for purposes of the Plan shall include all shares in which the Director has a direct or indirect pecuniary interest as defined under regulations promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, but pecuniary interest shall not be established by attribution to family member ownership interest."

                  2. In all other respects the Plan is hereby ratified and confirmed.

         IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of the effective date first herein above set forth.

                                             WD-40 COMPANY




                                             By       /s/  Garry O. Ridge
                                                --------------------------------
                                                Garry O. Ridge, President


ATTEST:



       /s/ John B. Sidell
-----------------------------------
JOHN B. SIDELL, Assistant Secretary


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